Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Third Quarter Results; Year-Over-Year Growth Continues Along With Strong Asset Quality, Net Interest Margin Improves

    LITITZ, Pa.--(BUSINESS WIRE)--Oct. 26, 2004--Susquehanna
Bancshares, Inc., (Susquehanna) (Nasdaq:SUSQ) today announced net income for the third quarter of 2004 was $18.5 million, or $0.40 per diluted share, compared to the $16.0 million, or $0.40 per diluted share, for the third quarter of 2003.

    Third Quarter Financial Highlights:

    -- Total deposits grew 28%, rising to $5.1 billion from $4.0 billion in the third quarter of 2003 - excluding Patriot Bank Corp., which was acquired on June 10, 2004, this increase was 12%.

        -- Demand deposits increased 19% to $818 million from $689 million in the third quarter of 2003 - excluding Patriot this increase was 9%.

    -- Net loans and leases grew 25%, rising to $5.2 billion from $4.1 billion in the third quarter of 2003 - excluding Patriot this increase was 9%.

        -- Commercial loans increased 21% to $725 million in the third quarter of 2004 - excluding Patriot this increase was 10%.

    -- Total assets grew 27%, rising to $7.4 billion from $5.9 billion in the third quarter of 2003 - excluding Patriot this increase was 8%.

    --  Credit quality remains strong, highlighted by:

        -- The net charge-offs to average loans ratio was .17% for the first nine months of 2004 compared with 0.20% for the first nine months of 2003.

        -- The nonperforming assets to total loans, leases and OREO ratio improved to 0.38% at September 30, 2004, from 0.67% at September 30, 2003.

    -- Net interest margin increased 20 basis points to 3.63% from 3.43% in the third quarter of 2003.

    -- Total assets under management and under administration were $4.8 billion at September 30, 2004, up from $3.6 billion at September 30, 2003, representing 35% growth.

    -- Return on average tangible equity(a) increased to 15.60% from 13.39% in the third quarter of 2003.

    -- Efficiency ratio excluding auto leasing(a) improved to 59% from 63% in the third quarter of 2003.

    Linked Quarter Highlights (Third Quarter 2004 vs. Second Quarter
2004):

    -- Net loans and leases increased 3.6% from $5.0 billion to $5.2 billion.

        -- Commercial loans increased 3.1% from $703 million to $725 million.

    -- Total assets grew 1.9%, rising to $7.4 billion from $7.3 billion in the second quarter of 2004.

    -- Net interest margin improved 11 basis points to 3.63% from 3.52% in the second quarter of 2004.

    Return on average assets, average equity, average tangible equity(a) for the third quarter of 2004 finished at 1.00% and 10.07%, and 15.60%, respectively. This compared to the third quarter of 2003 with 1.09%, 11.77%, and 13.39% for the same measurements, respectively.
    Equity capital was $746 million at September 30, 2004, or $16.05 per share, compared to $541 million at September 30, 2003, or $13.59 per share.
    We are adjusting our 2004 fully diluted EPS guidance to a range of $1.60 to $1.65. Further discussion of guidance will take place on the conference call scheduled for October 27, 2004, at 11 a.m. Eastern time.



(a) A non-GAAP financial measure. The most comparable GAAP measurement for return on average tangible equity is return on average equity. The most comparable GAAP measurement for efficiency ratio excluding auto leasing is efficiency ratio including auto leasing. A reconciliation of the differences between these non-GAAP and GAAP measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP Financial Measures."


    Additional Activity:

    -- Susquehanna announced its decision to unify its financial services affiliates under a common master brand. Along with a name and brand identity change, the company also announced it will combine its eight banking subsidiaries into three.

    --  David T. Swoyer was selected as President and CEO of
        Susquehanna Patriot Bank. Swoyer will lead the $2.1 billion bank along with Bank Chairman Michael M. Quick. Most recently, Swoyer served as President and CEO of Goodwill Industries of Southern New Jersey/Quaker City Goodwill, Maple Shade.

    "As we continue to execute our strategic plan in today's environment, we have been looking at the future and working towards the corporate-wide branding and bank realignment announcement made on October 1," said Susquehanna Chairman, President and CEO William J. Reuter. "We are moving from an organization of eight separate charters to three. We believe that this effort, which will be completed on or about April 15, 2005, will create efficiencies within the organization and allow us to further improve our service to Susquehanna's banking customers. Specifically, this realignment will allow customers to realize the size and geographic reach of our organization through Susquehanna's 160 banking offices in Maryland, New Jersey, Pennsylvania and West Virginia. Additionally, this move will create banks of greater size allowing Susquehanna to increase its presence in target markets."
    Reuter continued, "At the same time that we implement this plan to improve and broaden our customer service and competitive posture, we have begun the effort to enhance our branch network through the previously announced consolidation and/or sale of several locations. We expect this effort to be completed in 2005 as well. We believe these projects, together with the progress being made on our platform automation program, should improve our efficiency ratio, excluding auto leasing, and have a positive effect on future earnings and shareholder value."
    Susquehanna will broadcast its third quarter results conference call over the Internet on October 27, 2004 at 11 a.m. Eastern time. The conference call will include management's discussion of third quarter results as well as the branding and bank realignment announcement made on October 1, 2004, and may also include forward-looking information such as matters affecting earnings as well as other financial metrics guidance. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna's Web site, located at www.susqbanc.com. To listen to the live call, please go to the Investor Relations section of Susquehanna's Web site at least fifteen minutes early to download and install any necessary audio software. For those who cannot listen to the live broadcast, an archive will be available shortly after the call.
    Susquehanna is a financial services holding company, operating in multiple states, with assets of $7.4 billion. It provides financial services through its subsidiaries at 170 locations in the mid-Atlantic region. In addition to its current eight commercial banks, Susquehanna operates a trust and investment company, an asset management company, a property and casualty insurance brokerage company, a commercial leasing company and a vehicle leasing company. Investor information may be requested on Susquehanna's Web site at www.susqbanc.com.

    This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna's management uses these non-GAAP measures in its analysis of the Company's performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Additional disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.
    The presentation of these non-GAAP financial measures is intended to supplement investors' understanding of Susquehanna's core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.
    This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995, regarding Susquehanna's expectations of its branding strategy and internal realignment plans and their potential impact on the company's efficiency ratio and earnings. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, including Susquehanna's ability to increase its presence in target markets, and achieve operational and administrative efficiencies by reducing redundancies. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per share data)


                                                     Nine Months
                                               -----------------------
                          3Q04        3Q03        2004        2003
                       ----------- ----------- ----------- -----------
Balance Sheet (EOP)
Investments            $1,293,824  $1,022,531  $1,293,824  $1,022,531
Loans and leases        5,166,137   4,147,957   5,166,137   4,147,957
Allowance for loan &
 lease losses (ALLL)       52,468      41,513      52,468      41,513
Total assets            7,449,856   5,853,412   7,449,856   5,853,412
Deposits                5,085,570   3,972,718   5,085,570   3,972,718
Short-term borrowings     460,820     427,032     460,820     427,032
FHLB borrowings           750,049     603,105     750,049     603,105
Long-term debt            223,397     130,000     223,397     130,000
Shareholders' equity      746,413     541,209     746,413     541,209

Stated Book Value per
 Share                      16.05       13.59       16.05       13.59
Tangible Book Value
 per Share                  10.63       11.99       10.63       11.99

Average Balance Sheet
Investments             1,350,141   1,147,728   1,166,310   1,178,997
Loans and leases        5,077,125   4,011,590   4,592,372   3,887,664
Total earning assets    6,483,478   5,247,969   5,834,247   5,140,402
Total assets            7,360,635   5,806,001   6,553,036   5,668,199
Deposits                5,080,371   3,955,747   4,618,407   3,900,929
Short-term borrowings     417,090     409,120     343,166     342,440
FHLB borrowings           732,242     611,116     611,950     584,119
Long-term debt            224,451     133,261     179,669     145,275
Shareholders' equity      731,406     538,257     623,729     537,420

Income Statement
Net interest income        58,412      44,821     154,448     139,119
Loan & lease loss
 provision                  2,783       2,665       6,590       7,545
Noninterest income         30,122      28,680      84,550      79,095
Noninterest expense        59,502      48,349     160,167     141,585
Income before taxes        26,249      22,487      72,241      69,084
Income taxes                7,743       6,513      21,310      20,725
Net income                 18,506      15,974      50,931      48,359
Basic earnings per
 share                       0.40        0.40        1.20        1.22
Diluted earnings per
 share                       0.40        0.40        1.19        1.21
Cash dividends paid
 per share                   0.22        0.22        0.66        0.64

Asset Quality
Net charge-offs  (NCO)     $3,126      $1,481      $5,943      $5,703
Nonaccrual loans &
 leases                    18,204      19,689      18,204      19,689
Restructured loans              0       5,855           0       5,855
OREO                        1,210       2,081       1,210       2,081
Total nonperforming
 assets (NPA)              19,414      27,625      19,414      27,625
Loans & leases 90 days
 past due                  10,126       8,410      10,126       8,410


RATIO ANALYSIS            3Q04        3Q03        2004        2003
                       ----------- ----------- ----------- -----------

Credit Quality
NCO / Average loans &
 leases                      0.24%       0.15%       0.17%       0.20%
NPA / Loans & leases &
 OREO                        0.38%       0.67%       0.38%       0.67%
ALLL / Nonperforming
 loans & leases            288.22%     162.52%     288.22%     162.52%
ALLL / Total loans &
 leases                      1.02%       1.00%       1.02%       1.00%

Capital Adequacy
Equity / Assets             10.02%       9.25%      10.02%       9.25%
Long-term debt /
 Equity                     29.93%      24.02%      29.93%      24.02%

Profitability
Return on average
 assets                      1.00%       1.09%       1.04%       1.14%
Return on average
 equity                     10.07%      11.77%      10.91%      12.03%
Return on average
 tangible equity(b)         15.60%      13.39%      13.91%      13.65%
Net interest margin          3.63%       3.43%       3.58%       3.66%
Efficiency ratio            66.67%      65.32%      66.52%      64.38%
Efficiency ratio
 excluding auto
 leasing(b)                 59.07%      63.17%      62.31%      62.70%


(b) Supplemental Reporting of Non-GAAP Financial Measures

    Susquehanna Bancshares has presented a return on average equity and a return on average tangible equity. We have excluded the balance of intangible assets and their related amortization expense from our calculation of return on average tangible equity to allow us and the investment community to review the core operating results of our company. This is consistent with the treatment by bank regulatory agencies which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios.

Return on average
 equity (GAAP basis)        10.07%      11.77%      10.91%      12.03%
Effect of excluding
 average intangible
 assets and related
 amortization                5.53%       1.62%       3.00%       1.62%
Return on average
 tangible equity            15.60%      13.39%      13.91%      13.65%

    We measure our efficiency ratio by dividing noninterest expenses by the sum of net interest income, on a FTE basis, and noninterest income. We also compute an efficiency ratio excluding the effects of our auto leasing subsidiary, Hann Financial. Management believes this to be a preferred measurement because it excludes the volatility of full-term ratios and residual values of Hann Financial and provides more focused visibility into Susquehanna's core business activities.

Efficiency ratio (GAAP
 basis)                     66.67%      65.32%      66.52%      64.38%
Effect of excluding
 Hann Financial              7.60%       2.15%       4.21%       1.68%
Efficiency ratio
 excluding Hann
 Financial                  59.07%      63.17%      62.31%      62.70%


CONSOLIDATED BALANCE SHEETS


                              September 30, December 31, September 30,
                                  2004         2003          2003
----------------------------------------------------------------------
                                 (in thousands, except share data)
Assets
   Cash and due from banks        $182,857     $176,240      $164,444
   Short-term investments:
      Restricted                    26,637       44,817        57,798
      Unrestricted                  26,952       34,145        38,641
----------------------------------------------------------------------
         Total short-term
          investments               53,589       78,962        96,439
----------------------------------------------------------------------
   Securities available for
    sale                         1,289,222      983,882     1,018,747
   Securities held to
    maturity (fair values
    approximate $4,602,
    $4,340, and $3,784)              4,602        4,340         3,784
   Loans and leases, net of
    unearned income              5,166,137    4,263,272     4,147,957
      Less: Allowance for
       loan and lease losses        52,468       42,672        41,513
----------------------------------------------------------------------
         Net loans and leases    5,113,669    4,220,600     4,106,444
----------------------------------------------------------------------
   Premises and equipment,
    net                             80,399       62,961        59,959
   Foreclosed assets                 1,210        2,893         2,081
   Accrued income receivable        21,711       17,494        17,192
   Bank-owned life insurance       247,336      200,555       179,625
   Goodwill                        239,432       59,123        59,123
   Intangible assets with
    finite lives                    12,640        4,372         4,529
   Investment in
    unconsolidated
    subsidiaries                    62,541       42,717        41,168
   Other assets                    140,648       98,968        99,877
----------------------------------------------------------------------
                                $7,449,856   $5,953,107    $5,853,412
======================================================================

Liabilities and Shareholders'
 Equity
   Deposits:
      Demand                      $817,744     $724,474      $688,897
      Interest-bearing demand    1,811,651    1,295,593     1,185,433
      Savings                      574,339      508,889       503,349
      Time                       1,375,371    1,251,058     1,250,593
      Time of $100 or more         506,465      354,453       344,446
----------------------------------------------------------------------
         Total deposits          5,085,570    4,134,467     3,972,718
   Short-term borrowings           460,820      355,553       427,032
   FHLB borrowings                 750,049      613,850       603,105
   Long-term debt                  200,000      130,000       130,000
   Junior subordinated
    debentures                      23,397            0             0
   Accrued interest, taxes,
    and expenses payable            58,185       35,791        37,987
   Deferred taxes                   94,431      104,281        93,865
   Other liabilities                30,991       31,783        47,496
----------------------------------------------------------------------
         Total liabilities       6,703,443    5,405,725     5,312,203
----------------------------------------------------------------------

   Shareholders' equity:
      Common stock, $2.00 par
       value, 100,000,000
       shares authorized;
        Issued: 46,504,941 at
         September 30, 2004,
         39,861,317 at
         December 31, 2003,
         and 39,828,643 at
         September 30, 2003         93,010       79,723        79,657
      Additional paid-in
       capital                     225,021       66,264        65,714
      Retained earnings            426,607      403,450       398,198
      Accumulated other
       comprehensive income
       (loss), net of taxes
       of $956, ($1,107), and
       ($1,271)                      1,775       (2,055)       (2,360)
         Total shareholders'
          equity                   746,413      547,382       541,209
----------------------------------------------------------------------
                                $7,449,856   $5,953,107    $5,853,412
======================================================================


CONSOLIDATED STATEMENTS OF INCOME

                                 Three Months Ended Nine Months Ended
                                    September 30,      September 30,
--------------------------------------------------- ------------------
(Dollars in thousands, except per
 share data)                        2004     2003      2004     2003
--------------------------------------------------- ------------------
Interest Income:
  Loans and leases, including
   fees                           $74,255  $61,165  $198,790 $184,000
  Securities:
                 Taxable           11,761    6,526    29,174   28,380
                 Tax-exempt           508      322     1,067    1,156
                 Dividends            765      249     1,655      898
  Short-term investments              159      180       543      542
--------------------------------------------------- ------------------
    Total interest income          87,448   68,442   231,229  214,976
--------------------------------------------------- ------------------

Interest Expense:
  Deposits:
    Interest-bearing demand         5,092    2,115    11,452    7,258
    Savings                           655      399     1,487    1,608
    Time                           12,554   12,340    35,977   39,439
  Short-term borrowings             1,228      950     2,646    2,718
  FHLB borrowings                   5,946    5,419    16,254   17,054
  Long-term debt                    3,561    2,398     8,965    7,780
--------------------------------------------------- ------------------
    Total interest expense         29,036   23,621    76,781   75,857
--------------------------------------------------- ------------------
Net interest income                58,412   44,821   154,448  139,119
Provision for loan and lease
 losses                             2,783    2,665     6,590    7,545
--------------------------------------------------- ------------------
Net interest income, after
 provision for loan and lease
 losses                            55,629   42,156   147,858  131,574
--------------------------------------------------- ------------------

Noninterest Income:
  Service charges on deposit
   accounts                         5,955    5,283    16,270   14,573
  Vehicle origination, servicing,
   and securitization fees          4,894    6,550    15,575   21,120
  Asset management fees             3,784    2,570    10,478    7,369
  Income from fiduciary-related
   activities                       1,434    1,442     4,260    4,390
  Commissions on brokerage, life
   insurance and annuity sales        943      735     2,999    1,511
  Commissions on property and
   casualty insurance sales         2,101    1,860     6,690    6,092
  Income from bank-owned life
   insurance                        2,430    1,864     6,694    4,939
  Net gain on sale of loans and
   leases                             977    3,888     7,625    8,828
  Net gain on securities            3,770    1,926     4,338    2,110
  Other                             3,834    2,562     9,621    8,163
--------------------------------------------------- ------------------
    Total noninterest income       30,122   28,680    84,550   79,095
--------------------------------------------------- ------------------

Noninterest Expenses:
  Salaries and employee benefits   28,331   23,699    78,127   68,401
  Occupancy                         4,160    3,357    11,544   10,256
  Furniture and equipment           2,388    1,985     6,675    6,454
  Amortization of intangible
   assets                             413      157       792      470
  Vehicle residual value            1,663    1,758     4,053    4,833
  Vehicle delivery and
   preparation                      4,596    3,531    11,291    9,116
  Other                            17,951   13,862    47,685   42,055
--------------------------------------------------- ------------------
    Total noninterest expenses     59,502   48,349   160,167  141,585
--------------------------------------------------- ------------------
Income before income taxes         26,249   22,487    72,241   69,084
Provision for income taxes          7,743    6,513    21,310   20,725
--------------------------------------------------- ------------------
Net Income                        $18,506  $15,974   $50,931  $48,359
--------------------------------------------------- ------------------

Earnings per share:
    Basic                           $0.40    $0.40     $1.20    $1.22
    Diluted                         $0.40    $0.40     $1.19    $1.21
Cash dividends                      $0.22    $0.22     $0.66    $0.64
Average shares outstanding:
    Basic                          46,478   39,789    42,596   39,712
    Diluted                        46,711   40,127    42,883   39,998


DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis
----------------------------------------------------------------------

                        For the Three Month     For the Three Month
                            Period Ended            Period Ended
                         September 30, 2004      September 30, 2003
----------------------------------------------------------------------

                        Average          Rate    Average          Rate
(Dollars in thousands)  Balance  Interest (%)    Balance  Interest (%)
----------------------------------------------------------------------
Assets
Short-term investments   $56,212    $160 1.13    $88,651    $180 0.81
Investment securities:
   Taxable             1,306,170  12,525 3.81  1,120,148   6,775 2.40
   Tax-advantaged         43,971     781 7.07     27,580     497 7.15
----------------------------------------------------------------------

   Total investment
    securities         1,350,141  13,306 3.92  1,147,728   7,272 2.51
----------------------------------------------------------------------
Loans and leases,
 (net):
   Taxable             4,996,775  73,448 5.85  3,954,132  60,529 6.07
   Tax-advantaged         80,350   1,242 6.15     57,458     978 6.76
----------------------------------------------------------------------

   Total loans and
    leases             5,077,125  74,690 5.85  4,011,590  61,507 6.08
----------------------------------------------------------------------

Total interest-earning
 assets                6,483,478 $88,156 5.41  5,247,969 $68,959 5.21
                                 ------- -----           ------- -----
Allowance for loan and
 lease losses            (53,562)                (40,954)
Other non-earning
 assets                  930,719                 598,986
---------------------------------             -----------

     Total assets     $7,360,635              $5,806,001
---------------------------------             -----------

Liabilities
Deposits:
   Interest-bearing
    demand            $1,822,372  $5,092 1.11 $1,204,135  $2,115 0.70
   Savings               589,745     655 0.44    505,371     399 0.31
   Time                1,843,671  12,554 2.71  1,581,929  12,340 3.09
Short-term borrowings    417,090   1,229 1.17    409,120     950 0.92
FHLB borrowings          732,242   5,946 3.23    611,116   5,419 3.52
Long-term debt           224,451   3,560 6.31    133,261   2,398 7.14
----------------------------------------------------------------------

Total interest-bearing
 liabilities           5,629,571 $29,036 2.05  4,444,932 $23,621 2.11
                                 ------- -----           ------- -----
Demand deposits          824,583                 664,312
Other liabilities        175,075                 158,500
---------------------------------             -----------

  Total liabilities    6,629,229               5,267,744
---------------------------------             -----------

Equity                   731,406                 538,257
---------------------------------             -----------

Total liabilities &
 shareholders' equity $7,360,635              $5,806,001
---------------------------------             -----------

Net interest income /
 yield on average
 earning assets                  $59,120 3.63            $45,338 3.43
                                 ------- -----           ------- -----


1. Average loan balances include non accrual loans.

2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.

3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.


DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
 (continued)

Interest rates and interest differential-taxable equivalent basis
----------------------------------------------------------------------

                       For the Nine Month       For the Nine Month
                          Period Ended             Period Ended
                       September 30, 2004       September 30, 2003
----------------------------------------------------------------------

(Dollars in           Average           Rate   Average           Rate
 thousands)           Balance  Interest  (%)   Balance  Interest  (%)
----------------------------------------------------------------------
Assets
Short-term
 investments           $75,565     $543 0.96    $73,741     $542 0.98
Investment
 securities:
   Taxable           1,136,607   30,829 3.62  1,145,737   29,278 3.42
   Tax-advantaged       29,703    1,642 7.38     33,260    1,780 7.16
----------------------------------------------------------------------

   Total investment
    securities       1,166,310   32,471 3.72  1,178,997   31,058 3.52
----------------------------------------------------------------------
Loans and leases,
 (net):
   Taxable           4,518,955  196,548 5.81  3,831,914  181,976 6.35
   Tax-advantaged       73,417    3,449 6.28     55,750    3,114 7.47
----------------------------------------------------------------------

   Total loans and
    leases           4,592,372  199,997 5.82  3,887,664  185,090 6.37
----------------------------------------------------------------------

Total interest-
 earning assets      5,834,247 $233,011 5.33  5,140,402 $216,690 5.64
                               -------- -----           -------- -----
Allowance for loan
 and lease losses      (47,545)                 (40,511)
Other non-earning
 assets                766,334                  568,308
-------------------------------              -----------

    Total assets    $6,553,036               $5,668,199
-------------------------------              -----------

Liabilities
Deposits:
   Interest-bearing
    demand          $1,589,569  $11,452 0.96 $1,176,731   $7,258 0.82
   Savings             547,022    1,487 0.36    494,588    1,608 0.43
   Time              1,721,819   35,977 2.79  1,600,991   39,439 3.29
Short-term
 borrowings            343,166    2,646 1.03    342,440    2,718 1.06
FHLB borrowings        611,950   16,255 3.55    584,119   17,054 3.90
Long-term debt         179,669    8,964 6.66    145,275    7,780 7.16
----------------------------------------------------------------------

Total interest-
 bearing liabilities 4,993,195  $76,781 2.05  4,344,144  $75,857 2.33
                               -------- -----           -------- -----
Demand deposits        759,997                  628,619
Other liabilities      176,115                  158,016
-------------------------------              -----------

 Total liabilities   5,929,307                5,130,779
-------------------------------              -----------

Equity                 623,729                  537,420
-------------------------------              -----------

Total liabilities &
 shareholders'
 equity             $6,553,036               $5,668,199
-------------------------------              -----------

Net interest income
 / yield on average
 earning assets                $156,230 3.58            $140,833 3.66
                               -------- -----           -------- -----


1. Average loan balances include non accrual loans.

2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.

3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.


LOANS AND LEASES

----------------------------------------------------------------------
Loans and leases, net of unearned income were as follows:
----------------------------------------------------------------------
                              September 30, December 31, September 30,
(in thousands)                    2004         2003          2003
----------------------------------------------------------------------
Commercial, financial, and
 agricultural                     $724,719     $621,438      $600,290
Real estate - construction         654,702      549,672       507,765
Real estate secured -
 residential                     1,611,456    1,306,371     1,329,919
Real estate secured -
 commercial                      1,246,638    1,016,360       985,302
Consumer                           356,620      337,989       334,753
Leases                             572,002      431,442       389,928
----------------------------------------------------------------------
      Total loans and leases    $5,166,137   $4,263,272    $4,147,957
----------------------------------------------------------------------



    CONTACT: Susquehanna Bancshares, Inc.
             Gregg M. Lampf, 717-625-6305
             ir@susqbanc.com